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                                                                      EXHIBIT 21

Interactive Data Corporation                                                    USA      100%
         Infotec Holdings Corp.                                                 USA      100%
                  Infotec Capital Management Corporation                        USA      100%
                  FT Interactive Data Corporation                               USA      100%
                           Exshare Financial, Inc.                              USA      100%
                           Interactive Data Canada, Inc.                        CAN      100%
         IDCO Worldwide Holdings Ltd.                                           UK       100%
                  IDCO Overseas Capital Management Ltd.                         UK       100%
                  IDCO Overseas Holdings Ltd.                                   UK       100%
                           FT Interactive Data (Australia) Ltd.                 AUS      100%
                           FT Interactive Data (Singapore) PTE Ltd.             SING     100%
                           FT Interactive Data (Ireland) Ltd.                   IRE      100%
                           FT Interactive data (Jersey) Ltd.                    JER      100%
                           FT Interactive data (HK) Ltd.                        HK       100%
                           Interactive Data Corporation France S.A.S.           FRA      100%
                           FT Interactive Data (Europe) Ltd.                    UK       100%
                                    Exshare Financial (US) Ltd.                 UK       100%
                                    Exshare Statistical Services Ltd.           UK       100%
                                    The Exchange Telegraph Company Ltd.         UK       100%
                                    Exshare Computing Ltd.                      UK       100%
                                    W & W Ltd.                                  UK       100%
         Detective Nominees, Inc.                                               USA      100%
         BI Purchasing, Inc.                                                    USA      100%
         GTIS Corporation                                                       USA      100%
                  GTIS Europe Ltd.                                              UK       100%
         DBC Securities, Inc.                                                   USA      100%
         eSignal.com Inc.                                                       USA      100%
         Check Rite International, Inc.                                         USA      100%
                  Check Rite, Ltd.                                              USA      100%
                           Check Rite of California, Inc.                       USA      100%
                           Check Rite Minnesota, Inc.                           USA      100%
                           Check Rite of Oregon, Inc.                           USA      100%
                           Check Rite of Kansas City, Inc.                      USA      100%
                           Check Rite Oklahoma City, Inc.                       USA      100%
         CSN, Inc                                                               USA      100%
         Bonneville Equipment Company                                           USA      100%
         Data Broadcasting Corp. British Virgin Isles                           BVI      100%
         Shark Holdings, Inc.                                                   USA      100%
         Comstock, Inc.                                                         USA      100%